UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )

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Quad/Graphics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

Quad to Include Webcast and Telephone Access for
2020 Annual Meeting of Shareholders

SUSSEX, WI, May 5, 2020 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad” or the “Company”) announced today that due to the public health impact of the coronavirus (COVID-19) pandemic, and to support the health, well-being and safety of its shareholders, employees, other stakeholders and communities, the Company will provide webcast and telephone access to its 2020 Annual Meeting of Shareholders to be held at 10:00 a.m. CT (11:00 a.m. ET) on May 18, 2020.

While the Company plans to hold the 2020 Annual Meeting of Shareholders in the manner described in the Notice of Annual Meeting provided to its shareholders on or about April 8, 2020, to minimize the risk to the Company's shareholders and employees, Quad strongly encourages all shareholders to access the Annual Meeting via webcast or telephone, rather than attending the meeting in person. The 2020 Annual Meeting of Shareholders will only cover the necessary business items, and there will be no shareholder presentation and no question and answer session. In light of restrictions and guidelines on public gatherings issued by the United States Center for Disease Control and Prevention (CDC), as well as federal, state and local government authorities, only the Company officers needed to conduct the business of the meeting will be present, and no other officers and no directors will be attending the meeting in person. Instructions for accessing the live webcast and audio are provided below.

Please note that shareholders will not be able to vote or revoke a proxy through the live webcast or audio, nor participate actively. Therefore, to ensure that every vote is counted at the 2020 Annual Meeting of Shareholders, Quad encourages its shareholders to vote as instructed in the Notice of Internet Availability of Proxy Materials and/or proxy card, via the internet, by telephone or by mailing back the proxy card received from the Company or from a broker, bank or other provider.

Quad encourages all shareholders to consider safety first, over attending the meeting in person.

Shareholders can pre-register for the webcast by navigating to http://dpregister.com/10143813. Participants will be given a unique PIN to gain immediate access to the call on May 18, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants without internet access may dial in on the day of the call as follows:

•U.S. Toll-Free: 1-877-328-5508
•International Toll: 1-412-317-5424

For further questions regarding how to access the 2020 Annual Meeting of Shareholders, please contact Investor Relations.

Investor Relations Contact
Kyle Egan
Director of Investor Relations and Assistant Treasurer, Quad
414-566-2482
kegan@quad.com

Media Contact
Claire Ho
Director of Corporate Communications, Quad
414-566-2955
cho@quad.com

About Quad
Quad (NYSE: QUAD) is a worldwide marketing solutions partner dedicated to creating a better way for its clients through a data-driven, integrated marketing platform that helps reduce complexity, increase efficiency and enhance marketing spend effectiveness. Quad provides its clients with unmatched scale for client on-site services and expanded subject expertise in marketing strategy, creative solutions, media deployment (which includes a strong foundation in print) and marketing management services. With a client-centric approach that drives its expanded offering, combined with leading-edge technology and single-source simplicity, Quad has the resources and knowledge to help a wide variety of clients in multiple vertical industries, including retail, financial/insurance, healthcare, consumer packaged goods, publishing and direct-to-consumer. Quad has multiple locations throughout North America, South America and Europe, and strategic partnerships in Asia and other parts of the world. For additional information visit www.Quad.com.
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